Independent Auditors' Consent



The Board of Trustees
Oppenheimer Enterprise Fund:

We consent to the use of our report dated October 12, 1995 included in the registration statement.








Denver, Colorado                                      KPMG Peat Marwick LLP
October 24, 1995